UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 21, 2008

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 21, 2008, the Board of Directors of Cost Plus, Inc. (the “Company”), approved a plan for the Company to exit eight underperforming media markets while closing 18 of its existing stores during fiscal 2008. In addition, the Board of Directors approved a plan to reduce the Company’s corporate workforce by approximately 10%. The Company is taking these actions to reduce costs, to enable it to increase its brand presence in better performing markets, and to help position the Company to return to sustainable profitability and future long-term growth. The Company anticipates that these cost reductions will result in annual savings of approximately $8 million beginning in fiscal year 2008.

In connection with these actions, the Company estimates that it will incur a pre-tax charge of approximately $3.8 million in the fourth quarter of fiscal 2007 consisting of $3 million in non-cash charges related to the impairment of store assets and $800,000 in severance costs related to the store and corporate workforce reductions. In fiscal 2008, the Company expects to record a pre-tax charge of approximately $9 million consisting of store lease buy out costs and various other costs related to the store closures and the liquidation of their inventory.

Of the total expected pre-tax charges of approximately $12.8 million, approximately $10 million are expected to result in cash expenditures. However, the Company expects these cash expenditures to be partially offset by approximately $7 million in expected cash receipts from the liquidation of inventory at the closed stores.

A copy of the Company’s press release dated January 24, 2008 announcing these actions is attached hereto as Exhibit 99.1.

The above statements relating to anticipated annual savings, positioning the Company to return to sustainable profitability and future long-term growth, expected income statement charges and cash outlays and receipts associated with the actions are “forward-looking statements” that are based on current expectations and are subject to various risks and uncertainties, which could cause actual results to differ materially from those forecasted. These risks and uncertainties include the following: unanticipated costs associated with the store closings and workforce reduction, inability to achieve the projected savings, failure to achieve anticipated receipts from inventory liquidation, changes in the valuation of Company assets, changes in the competitive environment, changes in the cost of goods and services purchased, including fuel, transportation and insurance; deteriorating economic conditions and the possibility of a recession; and accounting adjustments identified in closing the Company’s books. Please refer to documents on file with the Securities and Exchange Commission for a more detailed discussion of the Company’s risk factors. The Company does not undertake any obligation to update its forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of Cost Plus, Inc. dated January 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: January 25, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Cost Plus, Inc. dated January 24, 2008.